Exhibit 10.3

SUBORDINATION AGREEMENT

This Subordination Agreement (this “Agreement”) is made and entered into effective as of March 14, 2025, by and among Creative Realities, Inc., a Minnesota corporation (“CRI”), and Reflect Systems, Inc., a Delaware corporation (“RSI” and together with CRI, each a “Borrower” and collectively, the “Borrowers”), each with address of 13100 Magisterial Drive, Suite 100, Louisville, Kentucky 40223 (the “Borrower”), First Merchants Bank, an Indiana bank, with address of 8711 River Crossing Blvd., Indianapolis, Indiana 46240 (the “Senior Creditor”), and RSI Exit Corporation, a Texas corporation with an address of 1413 Teaberry Court, Plano, Texas 75093, Attention: William E. Warren (the “Subordinated Creditor”). All capitalized terms used herein but not otherwise defined herein shall be given the same meaning assigned to such terms in the Senior Loan Agreement (as defined below).

BACKGROUND

Borrowers along with certain of its affiliates (collectively, the “CRI Borrowers”) has obtained a loan from Senior Creditor in the face principal amount of Twenty-Seven Million One Hundred Thousand and No/100 Dollars ($27,100,000.00), pursuant to the terms of that certain Credit Agreement, dated effective as of May 23, 2024, by and among Senior Creditor and CRI Borrowers (as amended and/or modified from time to time, the “Senior Loan Agreement”), and as evidenced by the Note (as amended and/or modified from time to time, collectively, the “Senior Note”). The payment and performance of all of Borrowers’ obligations to Senior Creditor, including, without limitation, indebtedness arising under the Senior Loan Agreement and the Senior Note, is secured by the Collateral and as more particularly described in the Security Documents (collectively, the “Senior Security Documents”). The Senior Loan Agreement, the Senior Note, the Senior Security Documents and the other Loan Documents (as defined in the Senior Loan Agreement), and any other documents, agreements, instruments and certificates given by Borrowers to Senior Creditor in connection with the transactions contemplated thereunder or collateral to the Senior Note, including any renewals, amendments or restatements thereof, are hereinafter referred to as the “Senior Loan Documents”.

Borrowers are currently indebted to Subordinated Creditor in the amount of Four Million and No/100 Dollars ($4,000,000.00) pursuant to that certain Promissory Note, dated March 14, 2025, in the principal amount of Four Million and No/100 Dollars ($4,000,000.00) made by Borrowers in favor of Subordinated Creditor (the “Subordinated Note”).

It is a condition precedent to Senior Creditor continuing to extend the loan evidenced by the Senior Note and consenting to the issuance of the Subordinated Note that Subordinated Creditor enter into this Agreement.

NOW, THEREFORE, to induce Senior Creditor to continue to extend the loan evidenced by the Senior Note and consent to the issuance of the Subordinated Note, and to induce Senior Creditor from time to time, to make or agree to make loans, advances or other financial accommodations (including, without limitation, renewals or extensions of any loans or advances hereafter made) to Borrowers, and for other valuable consideration, receipt of which is hereby acknowledged, Subordinated Creditor, intending to be legally bound hereby, agrees as follows:

1.    All obligations of Borrowers, howsoever created, arising or evidenced, whether as principal obligor, guarantor, surety, accommodation party, or otherwise, direct or indirect, absolute or contingent or now or hereafter existing or due or to become due are hereinafter called “Liabilities”. All Liabilities to Senior Creditor, including, without limitation, those Liabilities arising pursuant to (a) the Senior Loan Agreement, (b) the Senior Note, and (c) the other Senior Loan Documents, are hereinafter called “Senior Liabilities”; and all Liabilities to Subordinated Creditor arising under or pursuant to the Subordinated Note are hereinafter called “Junior Liabilities”; it being expressly understood and agreed that the term “Senior Liabilities”, as used herein, shall include, without limitation, any and all interest accruing on any of the Senior Liabilities after the commencement of any proceedings referred to in Section 3, notwithstanding any provision or rule of law which might restrict the rights of Senior Creditor, as against Borrowers or anyone else, to collect such interest.

2.    (a)    So long as no Event of Default exists under the Senior Loan Documents, Borrowers may make regularly scheduled payments due to Subordinated Creditor in accordance with the Subordinated Note. Except as expressly provided for in this Agreement or as Senior Creditor may hereafter otherwise expressly consent in writing, the payment of all Junior Liabilities shall be absolutely and unconditionally postponed and subordinated to the indefeasible payment in full of all Senior Liabilities, and no payments or other distributions whatsoever in respect of any Junior Liabilities shall be made, directly or indirectly, nor shall any property or assets of Borrowers be applied to the purchase or other acquisition or retirement of any Junior Liabilities.

(b)    Notwithstanding the date, manner or order of creation, attachment or perfection of those security interests, liens, mortgages, and other encumbrances in favor of Subordinated Creditor now or hereafter existing in the Collateral, and notwithstanding any provisions of the Uniform Commercial Code of the State of Indiana or other applicable law or of any agreement(s) granting such security interests, liens, mortgages, deeds of trust and other encumbrances to Subordinated Creditor and Senior Creditor, the security interests, liens, mortgages, and other encumbrances held by Subordinated Creditor in the Collateral, if any, shall be, in all respects, and at all times, unconditionally subject to and subordinate to the security interests, liens, mortgages, deeds of trust and other encumbrances of Senior Creditor in the Collateral, to the full extent of the Senior Liabilities secured thereby.

3.    In the event of any dissolution, winding up, liquidation, readjustment, reorganization or other similar proceedings relating to a Borrower or to its creditors, as such, or to its property (whether voluntary or involuntary, partial or complete, and whether in bankruptcy, insolvency, or receivership, or upon an assignment for the benefit of creditors, or any other marshalling of the assets and liabilities of a Borrower, or any sale of all or substantially all of the assets of a Borrower, or otherwise), the Senior Liabilities shall first be fully and indefeasibly paid, satisfied and discharged before Subordinated Creditor shall be entitled to receive and to retain any payment or distribution in respect of the Junior Liabilities, and, in order to implement the foregoing (a) all payments and distributions of any kind or character in respect of the Junior Liabilities to which Subordinated Creditor would be entitled if the Junior Liabilities were not subordinated, until the Senior Liabilities are fully and indefeasibly paid, satisfied and discharged, pursuant to this Agreement shall be made directly to Senior Creditor, (b) Subordinated Creditor shall promptly file a claim or claims, in the form required in such proceedings, for the full outstanding amount of the Junior Liabilities, and shall cause said claim or claims to be approved and all payments and other distributions in respect thereof to be made directly to Senior Creditor until the Senior Liabilities are fully and indefeasibly paid, satisfied and discharged, and (c) Subordinated Creditor hereby irrevocably agrees that Senior Creditor may, at its sole discretion, in the name of Subordinated Creditor or otherwise, demand, sue for, collect and receive any and all such payments or distributions until the Senior Liabilities are fully and indefeasibly paid, satisfied and discharged.

4.    Notwithstanding anything herein to the contrary, Subordinated Creditor will forbear from taking any action against (a) Borrowers or (b) the Collateral, until such time as the Senior Liabilities have been fully and indefeasibly paid, satisfied and discharged; provided that the foregoing restriction shall not prevent or restrict (i) the accrual of interest at the Default Rate as provided in the Subordinated Note, (ii) the acceleration of the obligations under the Subordinated Note upon an event of default thereunder, or (iii) the filing of any lawsuit upon a failure to pay the Subordinated Note if necessary to prevent the expiration of any applicable statute of limitation for the collection of the Subordinated Note. Subordinated Creditor agrees to satisfy, release or otherwise terminate its security interests and liens upon the Collateral (excluding its rights if any, to the proceeds thereof), which Collateral may be sold or otherwise disposed of either by Senior Creditor or its agents, or by Borrowers with Senior Creditor’s consent, whether in the ordinary course of business or after the declaration of an Event of Default, promptly upon Senior Creditor’s request, and to promptly deliver Uniform Commercial Code financing statements or termination statements and such other documents as Senior Creditor may reasonably require in connection therewith. Without limitation of the foregoing, while any of the Senior Liabilities are outstanding, Subordinated Creditor shall not:

(a)    take possession of the Collateral or exercise any similar self-help remedies with respect thereto;

(b)    assert any rights or exercise any remedies of any kind whatsoever with respect to any portion of the Collateral;

(c)    challenge in any manner, whether by legal proceedings or otherwise, the priority of the lien of or the validity of any of the Senior Loan Documents;

(d)    institute any legal proceedings of any kind whatsoever against a Borrower’s interest in the Collateral arising in any manner out of the Junior Liabilities including, without limitation, an action in mortgage foreclosure and/or under power of sale;

(e)    assert any rights or exercise any remedies of any kind whatsoever with respect to any portion of the Collateral;

(f)    institute an action of receivership, insolvency, liquidation or similar action with respect to the Collateral;

(g)    answer, object to or file any responsive pleading to any action of mortgage foreclosure and/or under power of sale, or other remedial action instituted by Senior Creditor, nor take any action to stay or otherwise delay or hinder such action by Senior Creditor;

(h)    exercise any right to require any assets to be marshaled or to require that Senior Creditor proceed against any collateral securing, or party liable for, all or any part of the Senior Liabilities prior to any other collateral or party; or

(i)    exercise any other similar rights available to Subordinated Creditor under the Subordinated Note which would affect Senior Creditor’s rights and interests in and to any of the Collateral.

5.    In the event that Subordinated Creditor receives any payment or other distribution of any kind or character from a Borrower or from any other source whatsoever in respect of any of the Junior Liabilities, other than as expressly permitted by the terms of this Agreement, such payment or other distribution shall be received in trust for Senior Creditor and promptly turned over by Subordinated Creditor to Senior Creditor, together with all necessary and appropriate endorsements thereto. Subordinated Creditor and Borrowers will mark their respective books and records so as to clearly indicate that the Junior Liabilities are subordinated in accordance with the terms of this Agreement, and will cause to be clearly inserted in any promissory note or other instrument which at any time evidences any of the Junior Liabilities a statement to the effect that the payment thereof is subordinated in accordance with the terms of this Agreement. Subordinated Creditor will execute such further documents or instruments and take such further action as Senior Creditor may reasonably from time-to-time request in order to carry out the intent of this Agreement.

6.    All payments and distributions received by Senior Creditor in respect of the Junior Liabilities, to the extent received in or converted into cash, may be applied by Senior Creditor first to the payment of any and all expenses (including attorneys’ fees and legal expenses) paid or incurred by Senior Creditor in enforcing this Agreement or in endeavoring to collect or realize upon any of the Junior Liabilities or any security therefor, and any balance thereof shall, solely as between the undersigned and Senior Creditor, be applied by Senior Creditor, in such order of application as Senior Creditor may from time-to-time select, toward the payment of the Senior Liabilities remaining unpaid; but, as between each Borrower and its creditors, no such payments or distributions of any kind or character shall be deemed to be payments or distributions in respect of the Senior Liabilities; and, notwithstanding any such payments or distributions received by Senior Creditor in respect of the Junior Liabilities and so applied by Senior Creditor toward the payment of the Senior Liabilities, Subordinated Creditor shall be subrogated to the then existing rights of Senior Creditor, if any, in respect of the Senior Liabilities only at such time as this Agreement shall have been discontinued and Senior Creditor shall have received payment of the full amount of the Senior Liabilities, as provided for in Section 9.

7.    Subordinated Creditor hereby waives (a) notice of acceptance by Senior Creditor of this Agreement; (b) notice of the existence or creation of all or any of the Senior Liabilities; and (c) all diligence in collection or protection of or realization upon any of the Senior Liabilities or any security therefor.

8.    Subordinated Creditor will not, without the prior written consent of Senior Creditor (a) take any additional collateral security for any Junior Liabilities or (b) amend, replace, supplement or extend the terms of the Subordinated Note if the effect thereof is to change the amount of the Junior Liabilities, change the payment terms of the Subordinated Note or make such other change which is inconsistent with the terms of this Agreement.

9.    This Agreement shall in all respects be a continuing agreement and shall remain in full force and effect (notwithstanding, without limitation, the dissolution of Subordinated Creditor) until the indefeasible payment, satisfaction and discharge in full of the Senior Note and the other Senior Loan Documents, at which time this Agreement shall terminate.

10.    Senior Creditor may, from time to time, whether before or after any discontinuance of this Agreement, at its sole discretion and without notice to Subordinated Creditor, take any or all of the following actions, without affecting the relative priority of the security interests, mortgages, deeds of trust and liens held by Senior Creditor and without incurring responsibility or liability to Subordinated Creditor or affecting the subordination of the Junior Liabilities or the obligations of Subordinated Creditor as provided in this Agreement and without otherwise affecting their rights hereunder: (a) retain or obtain a security interest, deed of trust and/or mortgage in any collateral to secure any of the Senior Liabilities, (b) retain or obtain the primary or secondary obligation of any other obligor or obligors with respect to any of the Senior Liabilities, (c) amend, modify, restate or supplement the Senior Loan Agreement, the Senior Note, the other Senior Loan Documents and any document collateral thereto, including, without limitation, an increase in the amount of the Senior Liabilities or the loan evidenced by the Senior Note, a change in any interest rate and/or an extension of the term of such loan, (d) alter or exchange any of the Senior Liabilities, or release or compromise any obligation of any nature of any obligor with respect to any of the Senior Liabilities, (e) take such actions as it shall deem necessary or desirable to protect its rights in any security interest, mortgage or in any collateral securing any of the Senior Liabilities, including, without limitation, the making of additional advances under the Senior Note, the other Senior Loan Documents or other documents relating thereto, (f) grant any extension or indulgence with respect to the payment or performance of the Senior Liabilities, (g) enter into any agreement of forbearance with respect to the Senior Liabilities or any part thereof, (h) release, surrender, exchange or compromise any Collateral or other security or collateral held for the Senior Liabilities or any part thereof or for any obligations thereunder, (i) release any Person who is a guarantor or surety of all or any part of the Senior Liabilities or amend any guaranty agreement delivered by any such Person and (j) release its security interest in, or surrender, release or permit any substitution or exchange for, all or any part of the Collateral or any collateral securing the Senior Liabilities, or release, compromise, alter or exchange any obligations of any nature of any obligor with respect to the Collateral or any other collateral securing the Senior Liabilities.

11.    Senior Creditor may, from time to time, whether before or after any discontinuance of this Agreement, without notice to Subordinated Creditor, assign or transfer any or all of the Senior Liabilities or any interest therein; and, notwithstanding any such assignment or transfer thereof, such Senior Liabilities shall be and remain Senior Liabilities for the purposes of this Agreement, and every immediate and successive assignee or transferee of any of the Senior Liabilities or of any interest therein shall, to the extent of the interest of such assignee or transferee in the Senior Liabilities, be entitled to the benefits of this Agreement to the same extent as if such assignee or transferee were Senior Creditor; provided, however, that, unless Senior Creditor shall otherwise consent in writing, Senior Creditor shall have an unimpaired right, prior and superior to that of any such assignee or transferee, to enforce this Agreement, for the benefit of Senior Creditor, as to those of the Senior Liabilities which Senior Creditor has not assigned or transferred. Furthermore, in the event the Senior Liabilities are satisfied or are proposed to be satisfied with loan proceeds from another lender other than in connection with a transaction resulting in a Change of Control, Subordinated Creditor agrees to promptly execute a Subordination Agreement in favor of the new lender in form and substance substantially similar to this Agreement. For purposes of this Agreement, “Change of Control” shall mean any one of the following: (a) an acquisition by any individual, entity or group, within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, of 50% or more of either: (1) the then-outstanding common stock of CRI (the “Stock”); or (2) the combined voting power of CRI's outstanding voting securities, immediately after such acquisition, entitled to vote generally in the election of directors; (b) approval by the shareholders of CRI of a reorganization, merger, consolidation, liquidation, dissolution, sale or statutory exchange of Stock which changes the beneficial ownership of Stock and other securities so that after the immediately previous owners of 50% of the Stock and other voting securities do not own 50% of the Stock and other voting securities either legally or beneficially; (c) the sale, transfer or other disposition of all or substantially all of CRI’s assets in a transaction with a third party; or (d) a merger of CRI with another entity after which the pre-merger shareholders of CRI own less than 50% of the issued and outstanding voting securities of the surviving corporation.

12.    Senior Creditor shall not be prejudiced in its right under this Agreement by any act or failure to act of a Borrower or Subordinated Creditor, or any noncompliance of a Borrower or Subordinated Creditor with any agreement or obligation, regardless of any knowledge thereof which Senior Creditor may have or with which Senior Creditor may be charged; and no action of Senior Creditor permitted hereunder shall in any way affect or impair the rights of Senior Creditor and the obligations of Subordinated Creditor under this Agreement.

13.    No delay on the part of Senior Creditor in the exercise of any right or remedy shall preclude other or further exercise thereof or the exercise of any other right or remedy; nor shall any modification or waiver of any of the provisions of this Agreement be binding upon Senior Creditor except as expressly set forth in a writing duly signed and delivered on behalf of Senior Creditor. For the purposes of this Agreement, Senior Liabilities shall include all obligations of a Borrower to Senior Creditor, notwithstanding any right or power of a Borrower or anyone else to assert any claim or defense as to the invalidity or unenforceability of any such obligation, and no such claim or defense shall affect or impair the agreements and obligations of Subordinated Creditor hereunder.

14.    Subordinated Creditor agrees that Senior Creditor shall be entitled to manage and supervise the Senior Liabilities in accordance with applicable law and its usual practices, modified from time to time as it deems appropriate, without regard to the existence of any rights that Subordinated Creditor may now or hereafter have, and that Senior Creditor shall have no liability to Subordinated Creditor for, and Subordinated Creditor waives any claim which Subordinated Creditor may now or hereafter have against Senior Creditor arising out of (a) any action taken, waiver granted or forbearance taken by Senior Creditor as set forth in Section 10 above, (b) any and all actions which Senior Creditor takes or omits to take (including, without limitation, actions with respect to the creation, perfection, or continuation of liens or security interests in the Collateral or any additional collateral to secure the Senior Liabilities, actions with respect to the occurrence of an Event of Default, actions with respect to the foreclosure upon, sale, release, or depreciation of, or failure to realize upon the Collateral or any other collateral securing the Senior Liabilities and actions with respect to the collection of any claim for all or any part of the Senior Liabilities from a Borrower, any guarantor or any other party) with respect to the Senior Note or any other agreement related thereto or to the collection of the Senior Liabilities or the valuation, use, protection, or release of the Collateral or any other collateral securing the Senior Liabilities, (c) Senior Creditor’s election, in any proceeding instituted under Chapter 11 of the United States Bankruptcy Code of the application of Section 1111 (b)(ii) of the Bankruptcy Code, and/or (d) any borrowing of, or grant of a security interest under Section 364 of the Bankruptcy Code to a Borrower as debtor in possession or any use of cash collateral under Section 363 of the Bankruptcy Code by a Borrower as debtor in possession.

15.    Subordinated Creditor shall not have any right to participate in the adjustment of any proceeds of insurance payable as the result of any casualty to the Collateral, nor to any condemnation proceeds or payments in lieu thereof, nor to participate in any manner whatsoever in activities relating to restoration or reconstruction until the Senior Liabilities are satisfied in full and all of the related agreements, documents and instruments to the Senior Note placed of record are satisfied or discharged. Senior Creditor shall have the right to receive, administer and apply all such proceeds as set forth in the Senior Note. Subordinated Creditor hereby assigns and releases to Senior Creditor all of its right, title, interest in, or claim to (a) proceeds of all policies of insurance covering the Collateral, and (b) all awards or other compensation payable as the result of a taking or threatened taking of all or any part of the Collateral, which sums may be applied in the sole and absolute discretion of Senior Creditor pursuant to the Senior Note. Notwithstanding the foregoing, however, in the event that all Senior Liabilities shall have been fully and indefeasibly paid, satisfied and discharged, Senior Creditor shall release any claim to the balance of any insurance or condemnation proceeds which may be in its possession.

16.    Subordinated Creditor, Senior Creditor and Borrowers shall execute, acknowledge and deliver, at any time or from time to time, any and all further documents, instruments or assurances in recordable form, including UCC-3s, as may be reasonably required for carrying out the purpose and intent of this Agreement.

17.    Subordinated Creditor agrees not to assert and hereby waives, to the fullest extent permitted by law, any right to demand, request, plead or otherwise assert or otherwise claim the benefit of any marshaling, appraisal, valuation or other similar right that may otherwise be available under applicable law or any other similar rights a subordinated creditor may have under applicable law.

18.    The provisions of this Agreement are solely for the purposes of defining the relative rights of the holder of Junior Liabilities and the holders of Senior Liabilities. Nothing contained in this Agreement is intended to or shall impair, as between a Borrower and the holder of the Junior Liabilities, the obligation of a Borrower to pay the Junior Liabilities as and when the same shall become due and payable in accordance with their terms, nor shall anything herein prevent the holder of the Junior Liabilities from exercising all remedies otherwise permitted by applicable law or under or with respect to the Junior Liabilities upon default, subject to the restrictions set forth in this Agreement and the rights, if any, under this Agreement of the holders of Senior Liabilities in respect of cash, property, or securities of a Borrower received upon the exercise of any such remedy.

19.    This Agreement shall be binding upon Subordinated Creditor and upon its successors and assigns and shall benefit Senior Creditor and its successors and assigns. None of the Junior Liabilities or collateral held by Subordinated Creditor pursuant to this Agreement or the Subordinated Note may be assigned or transferred by Subordinated Creditor unless Subordinated Creditor has first supplied to the assignee a copy of this Agreement and has received from the assignee and delivered to Senior Creditor a written acknowledgement by such assignee of receipt of a copy of this Agreement, accompanied by a consent by such assignee to be bound by the terms of this Agreement.

Subordinated Creditor further acknowledges that this Agreement will inure to the benefit of any third person who refinances or succeeds to or replaces any or all of the Senior Liabilities, whether such successor financing or replacement occurs by transfer, assignment or repayment without the necessity of any further writing; provided, however, Subordinated Creditor agrees, upon the request of such third person, to execute and deliver an agreement with such person containing terms substantially identical to those contained herein (subject to changing names of parties, documents and addresses, as appropriate).

20.    This Agreement shall be construed in accordance with and governed by the laws of the State of Indiana (without regard to its conflicts of laws principles). Wherever possible each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be enjoined by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

21.    Subordinated Creditor will give Senior Creditor (at the address listed above) written notice of any default by Borrowers under the Subordinated Note contemporaneously with the giving of such notice to Borrowers.

22.    Borrowers agree to pay all of Senior Creditor’s reasonable costs and expenses, including reasonable attorneys’ fees, which may be incurred in any effort to enforce any term of this Agreement, including all such reasonable costs and expenses which may be incurred by Senior Creditor in any legal action, reference, mediation or arbitration proceeding.

23.    This Agreement may be signed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement. Delivery of an executed counterpart of the signature page to this Agreement by facsimile or other electronic means (including .pdf format) shall be effective as delivery of a manually executed counterpart of this Agreement, and any party delivering such an executed counterpart of the signature page to this Agreement by facsimile or other electronic means (including .pdf format) to any other party shall thereafter also promptly deliver a manually executed counterpart of this Agreement to such other party, provided that the failure to deliver such manually executed counterpart shall not affect the validity, enforceability, or binding effect of this Agreement.

24.    IN RECOGNITION OF THE HIGHER COSTS AND DELAY WHICH MAY RESULT FROM A JURY TRIAL, THE PARTIES HERETO WAIVE ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (a) ARISING HEREUNDER OR IN CONNECTION WITH THE SENIOR LIABILITIES, OR (b) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT HERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY FURTHER WAIVES ANY RIGHT TO CONSOLIDATE ANY SUCH ACTION IN WHICH A JURY TRIAL HAS BEEN WAIVED WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY HERETO MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

25.    The parties agree that the sole proper venue for the determination of any litigation commenced by Senior Creditor against Subordinated Creditor or by Subordinated Creditor against Senior Creditor on any basis shall be in a court of competent jurisdiction which is located in Marion County, Indiana, and the parties hereby expressly declare that any other venue shall be improper and Subordinated Creditor expressly waive any right to a determination of any such litigation against Senior Creditor by a court in any other venue. Subordinated Creditor further acknowledges that by virtue of its execution hereof, it is transacting business within the State of Indiana and submit to the personal and subject matter jurisdiction of the courts of the State of Indiana, and specifically, the Marion County, Indiana Circuit Court, and the United States District Court for the Southern District of Indiana, Indianapolis division, and agrees that service of process by any judicial officer or by registered or certified United States mail or via the Indiana Secretary of State as statutory agent for Subordinated Creditor and shall establish personal jurisdiction over Subordinated Creditor, who waives any rights under the laws of any state to object to jurisdiction within the State of Indiana or service of process as set forth above. Provided, however, nothing contained in this section shall prevent Senior Creditor from bringing any action or exercising any rights against any security or against Subordinated Creditor within any other state or other venue where proper jurisdiction exists. Initiating such proceedings or taking such action in any other state or venue shall in no event constitute a waiver of the agreement contained herein that the laws of the State of Indiana shall govern the rights and obligations of the parties hereunder or of the submission herein made by Subordinated Creditor to personal jurisdiction within the State of Indiana. The aforesaid means of obtaining personal jurisdiction and perfecting service of process on Subordinated Creditor and Impact are not intended to be exclusive, but are cumulative and in addition to all other means of obtaining personal jurisdiction and perfecting service of process now or hereafter provided by the laws of the State of Indiana or by any other state in an action brought by Senior Creditor in such state.

26.    The words "execution," "signed," "signature," and words of similar import in this Agreement shall be deemed to include electronic or digital signatures or the keeping of records in electronic form, each of which shall be of the same effect, validity and enforceability as manually executed signatures or a paper-based recordkeeping system, as the case may be, to the extent and as provided for under applicable law, including the Electronic Signatures in Global and National Commerce Act of 2000 (15 USC § 7001 et seq.) or any other similar state laws based on the Uniform Electronic Transactions Act.

27.    In this Agreement, the word “person” includes any individual, company, trust or other legal entity of any kind. If this Agreement is executed by more than one Person on behalf of Subordinated Creditor, the words “Subordinated Creditor” shall include all such Persons. The word “include(s)” means “include(s), without limitation,” and the word “including” means “including, but not limited to.” When the context and construction so require, all words used in the singular shall be deemed to have been used in the plural and vice versa.

28.    In the event that any one or more of the provisions contained herein shall for any reason be held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision hereof and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein. Each party hereto acknowledges that such party and its counsel have participated fully in the review and revision of this Agreement. Any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not apply in interpreting this Agreement. The language in this Agreement shall be interpreted as to its fair meaning and not strictly for or against any party.

29.    This Agreement constitutes the entire agreement and the understanding between the parties with respect to the subject matter hereof and this Agreement supersedes all previous and contemporaneous negotiations and agreements between the parties related to the subject matter hereof and no parole evidence of any prior or other agreements shall be permitted to contradict or vary the terms hereof.

[Signature Page Immediately Follows]

IN WITNESS WHEREOF, this Agreement has been made and delivered on the date first above written.

“Borrowers”

CREATIVE REALITIES, INC.
a Minnesota corporation

By:	/s/ Rick Mills
Rick Mills, as Chief Executive Officer

REFLECT SYSTEMS, INC.
a Delaware corporation

By:	/s/ Rick Mills
Rick Mills, as Chief Executive Officer

“Subordinated Creditor”

RSI EXIT CORPORATION
a Texas corporation

By:	/s/ William E. Warren
William E. Warren, as President

“Senior Creditor”

FIRST MERCHANTS BANK

By:	/s/ Charlie Hageboeck
Charlie Hageboeck, as Vice President